FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION CONTACT:
August 2, 2017	Kristina Waugh 318-340-5627
kristina.r.waugh@centurylink.com

CenturyLink reports second quarter 2017 results

•	Achieved second quarter operating revenues[1] of approximately $4.1 billion

•
Generated operating income[1] of $367 million in second quarter, which reflects approximately $150 million of one-time charges related to the sale of the data centers and colocation business on May 1, 2017 (Colocation Sale)

•	Generated adjusted EBITDA[1,2] of $1.44 billion in second quarter, excluding special items[2]

•
Achieved second quarter net income[1] of $17 million and diluted EPS[1] of $0.03, which reflect a negative net income effect of approximately $115 million ($0.21 per share) of one-time charges related to the Colocation Sale

•	Generated adjusted net income[1,2] of $251 million and adjusted diluted EPS[1,2] of $0.46, excluding special items, in second quarter

•
Continued to invest to drive higher broadband speeds throughout our footprint; ended the quarter with more than 3.8 million addressable units capable of speeds of 100Mbps or higher and more than 1.5 million addressable units capable of 1Gig or higher

•	Continue to anticipate completion of the acquisition of Level 3 Communications by end of September 2017
MONROE, La. — CenturyLink, Inc. (NYSE: CTL) today reported results for second quarter 2017.
“We are confident our continued investment in high-quality, high-bandwidth broadband network infrastructure positions CenturyLink well for long-term growth,” said Glen F. Post, III, CenturyLink chief executive officer and president. “Enterprise demand for high-bandwidth data services remains strong and, while consumer broadband units were weaker than expected, we are encouraged by the higher-value customers our improved offerings are attracting. We accelerated our capital investment in high-bandwidth services and broadband infrastructure during the second quarter, which we believe better positions us to increase revenues in the second half of 2017 and beyond. We anticipate second half and full year 2017 capital expenditures of approximately $1 billion and $2.6 billion, respectively.

"We achieved our expected adjusted EBITDA for the quarter as our employees did a great job managing costs, while core revenues were below our expectations primarily due to the decline in legacy revenues and the decline in broadband units being higher than anticipated. We continue to make good progress in obtaining the necessary approvals for the pending Level 3 acquisition, having received clearance in 23 of 25 required states and territories.

Integration planning is progressing well and we continue to anticipate completing the acquisition by the end of September 2017. We remain excited about the value we believe this transaction will create for our customers, our shareholders and our employees," concluded Post.

Second Quarter 2017 Consolidated Financial Results
Under the terms of the Colocation Sale on May 1, 2017, CenturyLink agreed to lease back from the purchaser certain colocation space to provide data hosting services to its customers and also retained a small minority stake in the divested business. Given these terms, under accounting standards as described in ASC 840-40, Leases - Sale-Leaseback Transactions, certain real estate assets sold must continue to be reflected on CenturyLink's consolidated balance sheet and an associated portion of the cash proceeds must be treated as though it were a balance sheet financing obligation. The net incremental impact of this required accounting treatment on second quarter results was an approximately $155 million non-cash reduction in operating income and an approximately $100 million non-cash reduction in net income. Upon the January 1, 2019 implementation date of the new accounting standard for leases (ASU 2016-02, Leases), which was adopted by the Financial Accounting Standards Board in early 2016, this particular accounting treatment will no longer be applicable for this transaction.
Operating revenues1 for second quarter 2017 were $4.09 billion compared to $4.40 billion in second quarter 2016 driven by the decline in legacy3,4 revenues, as well as the revenue reduction due to the Colocation Sale effective May 1, 2017. Core revenues3 for second quarter 2017 were $3.66 billion compared to $3.97 billion in second quarter 2016.
Enterprise segment5 revenues were $2.22 billion, a decrease of 9.0% from second quarter 2016, primarily due to the revenue reduction associated with the Colocation Sale, as well as the decline in legacy revenues. Excluding the impacts of the Colocation Sale, contracted price reductions for a wholesale customer and a favorable settlement in the year-ago period, Enterprise strategic revenues grew 4% and high-bandwidth data services revenues increased 5% year-over-year.
Consumer segment5 revenues were $1.40 billion, a decrease of 6.2% from second quarter 2016, primarily due to a decline in legacy voice revenues, as well as lower broadband and video revenues driven by increased cable competition and the impact of the restructuring of a satellite video contract in first quarter. The company is seeing strong customer demand in those markets where higher speeds and its "Price for Life" simplified offering have been deployed.
Operating expenses1,6 decreased to $3.72 billion from $3.75 billion in second quarter 2016, driven by a reduction in depreciation expense and lower salaries and wages expense related to the headcount reduction in fourth quarter 2016, partially offset by one-time charges related to the Colocation Sale. Excluding special items, operating expenses were $3.55 billion compared to $3.74 billion in second quarter 2016.
Operating income1 decreased to $367 million from $647 million in second quarter 2016 primarily due to one-time charges related to the Colocation Sale and the decline in legacy revenues, partially offset by lower operating expenses.
Adjusted EBITDA1 (as defined in our attached supplemental schedules), excluding special items, decreased to $1.44 billion from $1.65 billion in second quarter 2016 due to the decline in operating revenues outlined above, partially offset by lower operating expenses.
Net income1 and diluted earnings per share (EPS)1 were $17 million and $0.03, respectively, for second quarter 2017, compared to $196 million and $0.36, respectively, for second quarter 2016. The decrease in net income and diluted EPS was due primarily to the decline in operating income, with approximately $115 million of the decline in net income and $0.21 of the decline in EPS due to one-time charges related to the Colocation Sale.

Adjusted net income1 and adjusted diluted EPS1 (as reflected in our attached supplemental schedule) exclude the after-tax impact of special items, the non-cash after-tax impact of the amortization of certain intangible assets related to major acquisitions closed since mid-2009, and the non-cash after-tax impact to interest expense relating to the assignment of fair value to the outstanding debt assumed in connection with those acquisitions. Excluding these items, CenturyLink’s adjusted net income for second quarter 2017 was $251 million compared to adjusted net income of $342 million in second quarter 2016. Second quarter 2017 adjusted diluted EPS was $0.46 compared to $0.63 in the year-ago period due to lower adjusted net income.
The accompanying financial schedules provide additional details regarding the company’s special items and reconciliations of non-GAAP financial measures for the three and six months ended June 30, 2017 and 2016.
Guidance
CenturyLink anticipates growth in strategic revenues to offset expected declines in legacy revenues in third quarter 2017 compared to second quarter 2017 (excluding approximately $50 million of colocation revenue reported in second quarter 2017). The company expects a slight increase in third quarter 2017 adjusted EBITDA compared to second quarter 2017 results. The company also expects a significant increase in third quarter 2017 adjusted free cash flow compared to second quarter 2017 results due to the timing of cash interest and cash tax payments, along with an anticipated decline in the level of capital expenditures in the third quarter of 2017 compared to second quarter 2017.

Third Quarter 2017 (excluding special items)

Operating Revenues	$4.06 to $4.12 billion
Core Revenues	$3.59 to $3.65 billion
Adjusted EBITDA	$1.43 to $1.49 billion
Adjusted Diluted EPS	$0.44 to $0.50

Based on first half 2017 results and current expectations for the remainder of the year, CenturyLink anticipates coming in slightly below its full-year 2017 revenue and adjusted diluted EPS guidance, primarily driven by higher legacy revenue declines and lower consumer broadband revenue growth than anticipated. The company continues to expect adjusted EBITDA and adjusted free cash flow to be near the lower end of prior guidance. CenturyLink is not providing updated guidance ranges for full-year 2017 due to the pending acquisition of Level 3, currently anticipated to be completed by the end of third quarter of 2017, and the expected consolidation of results for the combined companies in fourth quarter 2017.

All 2017 guidance figures and 2017 outlook statements included in this release (i) speak as of August 2, 2017 only, (ii) include the financial impact of the sale of the data centers and colocation business effective May 1, 2017, (iii) exclude the financial impact of acquiring Level 3 and (iv) exclude the effects of special items, future impairment charges, future changes in regulation, future changes in tax laws, accounting rules or our accounting policies, unforeseen litigation or contingencies, integration expenses associated with major acquisitions, any changes in our expected pension fundings, any changes in operating or capital plans or other unforeseen events or circumstances that impact our financial performance, and any future mergers, acquisitions, divestitures, joint ventures or other similar business transactions. We are not able, without unreasonable efforts, to reconcile our non-GAAP guidance figures appearing above under “Guidance” to their most directly comparable GAAP guidance financial measures, principally due to the time and expense associated with predicting with a reasonable degree of certainty information on special items, future impairment charges, integration expenses or the impact of pending acquisitions or dispositions. Although we cannot at this time assess the magnitude of these adjustments, they could be material. See “Forward Looking Statements” below. For additional information on how we define certain of the terms used above, see "Reconciliation to GAAP" below and the attached schedules.

Investor Call
As previously announced, CenturyLink’s management will host a conference call at 3:30 p.m. Central Time today, August 2, 2017. Interested parties can access the call by dialing 866-531-7958 and entering the Conference ID 42986550. The call will be accessible for replay through August 9, 2017, by dialing 855-859-2056. Investors can also listen to CenturyLink’s earnings conference call and webcast replay by accessing the Investor Relations portion of the company’s website at www.centurylink.com through August 24, 2017. Financial, statistical and other information related to the call will also be posted to our website.
Reconciliation to GAAP
This release includes certain non-GAAP historical and forward-looking financial measures, including but not limited to adjusted EBITDA, adjusted free cash flow, core revenues, adjusted net income, adjusted diluted EPS and adjustments to GAAP measures to exclude the effect of special items. In addition to providing key metrics for management to evaluate the company’s performance, we believe these measurements assist investors in their understanding of period-to-period operating performance and in identifying historical and prospective trends.
Reconciliations of non-GAAP financial measures to the most comparable GAAP measures are included in the attached financial schedules. Reconciliation of additional non-GAAP historical financial measures that may be discussed during the call described above, along with further descriptions of non-GAAP financial measures, will be available in the Investor Relations portion of the company’s website at www.centurylink.com and in the current report on form 8-K that we intend to file later today. Non-GAAP measures are not presented to be replacements or alternatives to the GAAP measures, and investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP. CenturyLink may determine or calculate its non-GAAP measures differently from other companies.
About CenturyLink
CenturyLink (NYSE: CTL) is a global communications and IT services company focused on connecting its customers to the power of the digital world. CenturyLink offers network and data systems management, big data analytics, managed security services, hosting, cloud, and IT consulting services. The company provides broadband, voice, video, advanced data and managed network services over a robust 265,000-route-mile U.S. fiber network and a 360,000-route-mile international transport network. Visit CenturyLink for more information.
Forward Looking Statements
Except for historical and factual information, the matters set forth in this release and other of our oral or written statements identified by words such as “estimates,” “expects,” “anticipates,” “believes,” “plans,” “intends,” and similar expressions are forward-looking statements as defined by the federal securities laws, and are subject to the “safe harbor” protections thereunder. These forward-looking statements are not guarantees of future results and are based on current expectations only, are inherently speculative, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated, projected, or implied by us if one or more of these risks or uncertainties materialize, or if our underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the effects of competition from a wide variety of competitive providers, including decreased demand for our legacy offerings and increased pricing pressures; the effects of new, emerging or competing technologies, including those that could make our products less desirable or obsolete; the effects of ongoing changes in the regulation of the communications industry, including the outcome of regulatory or judicial proceedings relating to intercarrier compensation, interconnection obligations, access charges, universal service, broadband deployment, data protection and net neutrality; our ability to successfully fund and complete our pending acquisition of Level 3, including the timely receipt of all regulatory approvals free of any detrimental conditions, and to timely realize the anticipated benefits of the transaction, including our ability to attain anticipated cost savings, to use Level 3’s net operating losses in the amounts projected, to retain key personnel and to avoid unanticipated integration disruptions; our ability to effectively adjust to changes in the communications industry and changes in the composition of our markets and product mix; possible changes in the demand for our products and services, including our ability to effectively respond to increased demand for high-speed broadband service; our ability to successfully maintain the quality and profitability of our existing product and service offerings, to provision them efficiently to our customers, and to introduce new offerings on a timely and cost-effective basis; the adverse impact on our business and network from possible equipment failures, service outages, security breaches or similar events impacting our network; our ability to generate cash flows sufficient to fund our financial commitments and objectives, including our capital expenditures, operating costs, periodic share repurchases, dividends, pension contributions and other benefits payments, and debt repayments; changes in our operating plans, corporate strategies, dividend payment plans or other capital allocation plans, whether based upon changes in our cash flows, cash requirements, financial performance, financial position, market conditions or otherwise; our ability to effectively retain and hire key personnel and to successfully negotiate collective bargaining agreements on reasonable terms without work stoppages; increases in the costs of our pension, health, post-employment or other benefits, including those caused by changes in markets, interest rates, mortality rates, demographics or regulations; adverse changes in our access to credit markets on favorable terms, whether caused by changes in our financial position, lower debt credit ratings, unstable markets or otherwise; our ability to maintain favorable relations with our key business partners, customers, suppliers, vendors, landlords and financial institutions; our ability to effectively manage our network buildout project and our other expansion opportunities; our ability to collect our receivables from financially troubled customers; any adverse developments in legal or regulatory proceedings involving us; changes in tax, communications, pension, healthcare or other laws or regulations, in governmental support programs, or in general government funding levels; the effects of changes in accounting policies or practices, including potential future impairment charges; the effects of terrorism, adverse weather or other natural or man-made disasters; the effects of more general factors such as changes in interest rates, in operating costs, in general market, labor, economic or geo-political conditions, or in public policy; and other risks referenced from time to time in our filings with the U.S. Securities and Exchange Commission (the “SEC”). For all the reasons set forth above and in our SEC filings, you are cautioned not to place undue reliance upon any of our forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly update or revise any of our forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise. Furthermore, any information about our intentions contained in any of our forward-looking statements reflects our intentions as of the date of such forward-looking statement, and is based upon, among other things, existing regulatory, technological, industry, competitive, economic and market conditions, and our assumptions as of such date. We may change our intentions, strategies or plans without notice at any time and for any reason.

(1)
Second quarter 2017 results include the following non-cash impacts related to the colocation sale/leaseback entries required under the GAAP accounting standards discussed further above: $12M operating revenues, -$3M cost of services, $117M SG&A expense (booked as one-time loss on sale), $54M depreciation and amortization ($44M booked as one-time catch-up entry), $8M interest expense and -$63M income tax expense.

(2)	See attachments for reconciliations of non-GAAP figures to comparable GAAP figures.
(3)
Core revenues is a non-GAAP measure defined as strategic revenues plus legacy revenues (excludes data integration and other revenues) as described further in the attached schedules. Strategic revenues primarily include broadband, Multiprotocol Label Switching (MPLS), Ethernet, colocation, hosting, cloud, video, VoIP and IT services. Legacy revenues primarily include voice, private line (including special access), switched access and other ancillary services.

(4)
Beginning second quarter 2017, certain legacy services, specifically dark fiber network leasing, were reclassified from legacy services to strategic services. Beginning second quarter 2016, private line (including special access) revenues were reclassified from strategic services to legacy services. All historical periods have been restated to reflect this change.

(5)	All references to segment data herein reflect certain adjustments described in the attached schedules.
(6)
In first quarter 2017, CenturyLink elected to adopt the accounting rules (ASU 2017-07) which modified the presentation of net periodic pension and postretirement benefit costs. All historical periods have been restated to reflect this change.

CenturyLink, Inc.
CONSOLIDATED STATEMENTS OF INCOME
THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2017 AND 2016
(UNAUDITED)
(Dollars in millions, except per share amounts; shares in thousands)

	Three months ended June 30,		Increase / (decrease)	Six months ended June 30,		Increase / (decrease)
	2017	2016		2017	2016
OPERATING REVENUES *
Strategic	$1,915	2,042	(6)%	3,928	4,043	(3)%
Legacy	1,740	1,926	(10)%	3,530	3,902	(10)%
Data integration	133	123	8%	251	239	5%
Other	302	307	(2)%	590	615	(4)%
Total operating revenues	4,090	4,398	(7)%	8,299	8,799	(6)%

OPERATING EXPENSES
Cost of services and products	1,890	1,949	(3)%	3,778	3,849	(2)%
Selling, general and administrative **	884	815	8%	1,694	1,652	3%
Depreciation and amortization	949	987	(4)%	1,829	1,963	(7)%
Total operating expenses	3,723	3,751	(1)%	7,301	7,464	(2)%

OPERATING INCOME	367	647	(43)%	998	1,335	(25)%

OTHER (EXPENSE) INCOME
Interest expense	(320)	(340)	(6)%	(638)	(671)	(5)%
Other (expense) income, net **	(7)	10	(170)%	(13)	33	(139)%
Income tax expense	(23)	(121)	(81)%	(167)	(265)	(37)%
NET INCOME	$17	196	(91)%	180	432	(58)%
BASIC EARNINGS PER SHARE	$0.03	0.36	(92)%	0.33	0.80	(59)%
DILUTED EARNINGS PER SHARE	$0.03	0.36	(92)%	0.33	0.80	(59)%

AVERAGE SHARES OUTSTANDING
Basic	541,361	539,627	—%	540,909	539,213	—%
Diluted	542,151	540,375	—%	541,836	540,281	—%

DIVIDENDS PER COMMON SHARE	$0.54	0.54	—%	1.08	1.08	—%

*
During the second quarter of 2017, CenturyLink determined that certain of its legacy services, specifically its dark fiber network leasing, are more closely aligned with CenturyLink's strategic services than with its legacy services. As a result, CenturyLink now reflects these operating revenues as strategic services, and CenturyLink has reclassified certain prior period amounts to conform to this change. The revision resulted in an increase of revenue from strategic services and a corresponding decrease in revenue from legacy services of $12 million and $24 million for the three and six months ended June 30, 2016, respectively.

**
In the first quarter of 2017, CenturyLink adopted ASU 2017-07, “Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost” (“ASU 2017-07”). ASU 2017-07 modified the presentation of net periodic pension and postretirement benefit costs and requires the service cost component to be reported separately from the other components in order to provide more useful information. Under ASU 2017-07, the service cost component of net periodic pension and postretirement benefit costs is required to be presented in the same expense category as the related salary and wages for the employee. The other components of the net periodic pension and postretirement benefit costs are required to be recognized in other (expense) income, net in CenturyLink's consolidated statements of operations. This change was applied on a retrospective basis to all previous periods to match the current period presentation. This retrospective application resulted in a $3 million and $9 million reduction in operating income and a corresponding decrease in other (expense) income, net for the three and six months ended June 30, 2016, respectively.

CenturyLink, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2017 AND DECEMBER 31, 2016
(UNAUDITED)
(Dollars in millions)
	As of June 30, 2017	As of December 31, 2016
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$342	222
Other current assets	2,566	4,940
Total current assets	2,908	5,162

NET PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	40,744	39,194
Accumulated depreciation	(23,161)	(22,155)
Net property, plant and equipment	17,583	17,039

GOODWILL AND OTHER ASSETS
Goodwill	19,639	19,650
Restricted cash	6,015	2
Other, net	4,780	5,164
Total goodwill and other assets	30,434	24,816

TOTAL ASSETS	$50,925	47,017

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$196	1,503
Other current liabilities	3,047	3,846
Total current liabilities	3,243	5,349

LONG-TERM DEBT	24,881	18,185
DEFERRED CREDITS AND OTHER LIABILITIES	9,715	10,084
STOCKHOLDERS' EQUITY	13,086	13,399

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$50,925	47,017

	CenturyLink, Inc.
	CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
	SIX MONTHS ENDED JUNE 30, 2017 AND 2016
	(UNAUDITED)
	(Dollars in millions)

		Six months ended
		June 30, 2017 *	June 30, 2016 *
	OPERATING ACTIVITIES
	Net income	$180	432
	Adjustments to reconcile net income to net cash provided by operating activities:
	Depreciation and amortization	1,829	1,963
	Deferred income taxes	(126)	21
	Loss on the sale of data centers and colocation business	119	—
	Impairment of assets held for sale	11	1
	Provision for uncollectible accounts	78	96
	Net loss on early retirement of debt	5	—
	Share-based compensation	43	40
	Changes in current assets and liabilities, net	(318)	93
	Retirement benefits	(56)	(28)
	Changes in other noncurrent assets and liabilities, net	(92)	(35)
	Other, net	69	18
	Net cash provided by operating activities	1,742	2,601
	INVESTING ACTIVITIES
	Payments for property, plant and equipment and capitalized software	(1,610)	(1,264)
	Cash paid for acquisitions	(5)	(24)
	Net proceeds from the sale of data centers and colocation business, net of cash sold	1,473	—
	Proceeds from sale of property	48	11
	Other, net	—	(2)
	Net cash used in investing activities	(94)	(1,279)
	FINANCING ACTIVITIES
	Net proceeds from issuance of long-term debt	6,608	1,215
	Proceeds from financing obligation	378	—
	Payments of financing obligations	(4)	—
	Payments of long-term debt	(1,526)	(1,464)
	Net payments on credit facility and revolving line of credit	(370)	(410)
	Dividends paid	(590)	(586)
	Proceeds from issuance of common stock	4	3
	Shares withheld to satisfy tax withholdings	(15)	(15)
	Net cash provided by (used in) financing activities	4,485	(1,257)
	Net increase in cash, cash equivalents and restricted cash	6,133	65
*	Cash, cash equivalents and restricted cash at beginning of period	224	128
*	Cash, cash equivalents and restricted cash at end of period	$6,357	193

*
In the second quarter of 2017, CenturyLink adopted Accounting Standards Update ("ASU") 2016-18, "Restricted Cash (a consensus of the FASB Emerging Issues Task Force)" ("ASU 2016-18"), which requires that a statement of cash flows explain the change in the total of cash, cash equivalents and amounts generally described as restricted cash and restricted cash equivalents as compared to the current presentation, which explains only the change in cash and cash equivalents. ASU 2016-18 is effective January 1, 2018, but early adoption is permitted and requires retrospective application of the requirements to all previous periods presented. This change was applied on a retrospective basis to all previous periods to match the current period presentation with immaterial impact.

CenturyLink, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)
(Dollars in millions)

		Three months ended June 30, 2017				Three months ended June 30, 2016
					As adjusted				As adjusted
			Less		excluding		Less		excluding
		As	special		special	As	special		special
		reported	items		items	reported	items		items
Adjusted EBITDA and adjusted EBITDA margin
	Operating income *	$367	(170)	(1)	537	647	(14)	(3)	661
	Add: Depreciation and amortization	949	44	(2)	905	987	—		987
	Adjusted EBITDA	$1,316	(126)		1,442	1,634	(14)		1,648

	Revenues	$4,090	—		4,090	4,398	—		4,398

	Operating income margin (operating income divided by revenues)	9.0%			13.1%	14.7%			15.0%

	Adjusted EBITDA margin (adjusted EBITDA divided by revenues)	32.2%			35.3%	37.2%			37.5%

Adjusted free cash flow
	Adjusted EBITDA				1,442				1,648
	Less: Capital expenditures (4)				(829)				(648)
	Less: Cash paid for interest, net of amounts capitalized				(369)				(398)
	Less: Pension and postretirement impacts (5)				(31)				(7)
	Less: Cash paid for income taxes, net				(265)				(10)
	Less: Ongoing EBITDA impacts of ASC 840-40 on sale of data centers				(15)				—
	Add: Share-based compensation				22				22
	Add: Other (expense) income, net *				(7)				10
	Adjusted free cash flow (6)				$(52)				617

SPECIAL ITEMS
(1) -
Costs related to CenturyLink's pending acquisition of Level 3 ($18 million), a loss associated with the sale of CenturyLink's data centers and colocation business ($108 million) and additional depreciation expense adjustment recorded on real estate assets CenturyLink was required to reflect on its balance sheet as a result of not meeting the requirement of sale leaseback accounting ($44 million).

(2) -
Additional depreciation expense adjustment recorded on real estate assets CenturyLink was required to reflect on its balance sheet as a result of not meeting the requirement of sale leaseback accounting $44 million.

(3) -
Includes severance costs associated with reduction in force initiatives ($7 million), integration costs associated with CenturyLink's acquisition of Qwest ($3 million) and costs associated with a large billing system integration project ($4 million).

ADJUSTED FREE CASH FLOW
(4) -	Excludes $1 million in second quarter 2017 and $5 million in second quarter 2016 of capital expenditures related to the integration of Qwest and Savvis.
(5) -
2017 includes net periodic pension benefit expense of $2 million, net periodic postretirement benefit expense of $34 million and ($1 million) of benefits paid to participants of CenturyLink's non-qualified pension plans. Postretirement contributions included benefits paid by company ($82 million) offset by participant contributions $14 million and direct subsidy receipts $2 million.

-
2016 includes net periodic pension benefit income of ($18 million), net periodic postretirement benefit expense of $35 million and ($1 million) of benefits paid to participants of CenturyLink's non-qualified pension plans. Postretirement contributions included benefits paid by company ($38 million) offset by participant contributions $14 million and direct subsidy receipts $1 million.

(6) -	Excludes special items identified in items (1) and (2).
*
In the first quarter of 2017, CenturyLink adopted ASU 2017-07, “Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost” (“ASU 2017-07”). ASU 2017-07 modified the presentation of net periodic pension and postretirement benefit costs and requires the service cost component to be reported separately from the other components in order to provide more useful information. Under ASU 2017-07, the service cost component of net periodic pension and postretirement benefit costs is required to be presented in the same expense category as the related salary and wages for the employee. The other components of the net periodic pension and postretirement benefit costs are required to be recognized below operating income in other (expense) income, net in CenturyLink's consolidated statements of operations. This change was applied on a retrospective basis to all previous periods to match the current period presentation. This retrospective application resulted in a $3 million reduction in operating income and a corresponding decrease in total other expense, net for the three months ended June 30, 2016.

CenturyLink, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)
(Dollars in millions)

		Six months ended June 30, 2017				Six months ended June 30, 2016
					As adjusted				As adjusted
			Less		excluding		Less		excluding
		As	special		special	As	special		special
		reported	items		items	reported	items		items
Adjusted EBITDA and adjusted EBITDA margin
	Operating income *	$998	(141)	(1)	1,139	1,335	(34)	(3)	1,369
	Add: Depreciation and amortization	1,829	(6)	(2)	1,835	1,963	—		1,963
	Adjusted EBITDA	$2,827	(147)		2,974	3,298	(34)		3,332

	Revenues	$8,299	—		8,299	8,799	—		8,799

	Operating income margin (operating income divided by revenues)	12.0%			13.7%	15.2%			15.6%

	Adjusted EBITDA margin (adjusted EBITDA divided by revenues)	34.1%			35.8%	37.5%			37.9%

Adjusted free cash flow
	Adjusted EBITDA				2,974				3,332
	Less: Capital expenditures (4)				(1,609)				(1,255)
	Less: Cash paid for interest, net of amounts capitalized				(624)				(660)
	Less: Pension and postretirement impacts (5)				(56)				(28)
	Less: Cash paid for income taxes, net				(260)				(21)
	Less: Ongoing EBITDA impacts of ASC 840-40 on sale of data centers				(15)				—
	Add: Share-based compensation				43				40
	Add: Other (expense) income, net *				(13)				33
	Adjusted free cash flow (6)				$440				1,441

SPECIAL ITEMS
(1) -
Costs related to CenturyLink's pending acquisition of Level 3 ($28 million), a loss associated with the sale of CenturyLink's data centers and colocation business ($119 million), partially offset by the termination of depreciation and amortization expense related to CenturyLink's sale of the data centers and colocation business $50 which were substantially offset by additional depreciation expense adjustment recorded on real estate assets CenturyLink was required to reflect on its balance sheet as a result of not meeting the requirement of sale leaseback accounting ($44 million).

(2) -
Termination of depreciation and amortization expense related to CenturyLink's sale of the data centers and colocation business ($50 million), which were substantially offset by additional depreciation expense adjustment recorded of $44 million on real estate assets CenturyLink was required to reflect on its balance sheet as a result of not meeting the requirement of sale leaseback accounting.

(3) -
Includes severance costs associated with reduction in force initiatives ($21 million), integration costs associated with CenturyLink's acquisition of Qwest ($7 million) and costs associated with a large billing system integration project ($6 million).

ADJUSTED FREE CASH FLOW
(4) -	Excludes $1 million in 2017 and $9 million in 2016 of capital expenditures related to the integration of Qwest and Savvis.
(5) -
2017 includes net periodic pension benefit expense of $3 million, net periodic postretirement benefit expense of $68 million and ($3 million) of benefits paid to participants of CenturyLink's non-qualified pension plans. Postretirement contributions included benefits paid by company ($157 million) offset by participant contributions $28 million and direct subsidy receipts $5 million.

-
2016 includes net periodic pension benefit income of ($38 million), net periodic postretirement benefit expense of $71 million and ($3 million) of benefits paid to participants of CenturyLink's non-qualified pension plans. Postretirement contributions included benefits paid by company ($89 million) offset by participant contributions $29 million and direct subsidy receipts $2 million.

(6) -	Excludes special items identified in items (1), (2) and (3).
*
In the first quarter of 2017, CenturyLink adopted ASU 2017-07, “Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost” (“ASU 2017-07”). ASU 2017-07 modified the presentation of net periodic pension and postretirement benefit costs and requires the service cost component to be reported separately from the other components in order to provide more useful information. Under ASU 2017-07, the service cost component of net periodic pension and postretirement benefit costs is required to be presented in the same expense category as the related salary and wages for the employee. The other components of the net periodic pension and postretirement benefit costs are required to be recognized in other (expense) income, net in CenturyLink's consolidated statements of operations. This change was applied on a retrospective basis to all previous periods to match the current period presentation. This retrospective application resulted in a $9 million reduction in operating income and a corresponding decrease in total other expense, net for the six months ended June 30, 2016.

CenturyLink, Inc.
SUPPLEMENTAL NON-GAAP INFORMATION - ADJUSTED DILUTED EPS
THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2017 AND 2016
(UNAUDITED)
(Dollars and shares in millions, except per share amounts)

	Three months ended				Six months ended
	June 30, 2017		June 30, 2016		June 30, 2017		June 30, 2016

Net Income	$17		196		180		432

Less Special Items:
Special items (excluding tax items)	(170)	(1)	(14)	(3)	(141)	(5)	(34)	(7)
Special income tax items and income tax effect of other special items	56	(2)	5	(4)	26	(6)	13	(8)
Total impact of special items	(114)		(9)		(115)		(21)

Net income, excluding special items	131		205		295		453

Add back certain items arising from purchase accounting:
Amortization of customer base intangibles:
Qwest	171		187		346		378
Embarq	15		20		30		40
Savvis	8		16		15		31

Amortization of fair value adjustment of long-term debt:
Embarq	1		1		1		3
Qwest	(2)		(4)		(5)		(9)

Subtotal	193		220		387		443
Tax effect of items arising from purchasing accounting	(73)		(83)		(147)		(168)
Net adjustment, after taxes	120		137		240		275

Net income, as adjusted for above items	$251		342		535		728

Weighted average diluted shares outstanding	542.2		540.4		541.8		540.3

Diluted EPS (excluding special items)	$0.24		0.38		0.54		0.84

Adjusted diluted EPS as adjusted for the above-listed purchase accounting intangible and interest amortizations (excluding special items)	$0.46		0.63		0.99		1.35

The above non-GAAP schedule presents adjusted net income and adjusted diluted earnings per share (both excluding special items) by adding back to net income and diluted earnings per share certain non-cash expense items that arise as a result of the application of business combination accounting rules to CenturyLink's major acquisitions since mid-2009. Such presentation is not in accordance with generally accepted accounting principles but CenturyLink's management believes the presentation is useful to analysts and investors to understand the impacts of growing CenturyLink's business through acquisitions.

(1)
Costs related to CenturyLink's pending acquisition of Level 3 ($18 million), a loss associated with the sale of CenturyLink's data centers and colocation business ($108 million) and additional depreciation expense adjustment recorded on real estate assets CenturyLink was required to reflect on its balance sheet as a result of not meeting the requirement of sale leaseback accounting ($44 million).

(2)	Income tax benefit of Items (1) $79 million, net of a tax benefit related to the sale of CenturyLink's data centers and colocation business ($23 million).
(3)
Includes severance costs associated with reduction in force initiatives ($7 million), integration costs associated with CenturyLink's acquisition of Qwest ($3 million) and costs associated with a large billing system integration project ($4 million).

(4)	Income tax benefit of Item (3).
(5)
Costs related to CenturyLink's pending acquisition of Level 3 ($28 million), a loss associated with the sale of CenturyLink's data centers and colocation business ($119 million), partially offset by the termination of depreciation and amortization expense related to CenturyLink's sale of the data centers and colocation business $50 which were substantially offset by additional depreciation expense adjustment recorded on real estate assets CenturyLink was required to reflect on its balance sheet as a result of not meeting the requirement of sale leaseback accounting ($44 million).

(6)	Income tax benefit of Item (5) $64 million, net of a tax benefit related to the sale of CenturyLink's data centers and colocation business ($38 million).
(7)
Includes severance costs associated with reduction in force initiatives ($21 million), integration costs associated with CenturyLink's acquisition of Qwest ($7 million) and costs associated with a large billing system integration project ($6 million).

(8)	Income tax benefit of Item (7).

CenturyLink, Inc.
SELECTED SEGMENT FINANCIAL INFORMATION
THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2017 AND 2016
(UNAUDITED)
(Dollars in millions)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Total reportable segment revenues	$3,617	3,929	7,385	7,860
Total reportable segment expenses	1,877	2,011	3,807	3,941
Total reportable segment income	$1,740	1,918	3,578	3,919
Total segment income margin (segment income divided by segment revenues)	48.1%	48.8%	48.4%	49.9%

Enterprise
Revenues
Strategic services *	$985	1,081	2,082	2,146
Legacy services *	1,107	1,232	2,249	2,494
Data integration	123	122	240	237
Total revenues	2,215	2,435	4,571	4,877
Expenses
Total expenses	1,285	1,372	2,615	2,691

Segment income	$930	1,063	1,956	2,186
Segment income margin	42.0%	43.7%	42.8%	44.8%

Consumer
Revenues
Strategic services	$768	800	1,532	1,574
Legacy services	633	694	1,281	1,408
Data integration	1	—	1	1
Total revenues	1,402	1,494	2,814	2,983
Expenses
Total expenses	592	639	1,192	1,250

Segment income	$810	855	1,622	1,733
Segment income margin	57.8%	57.2%	57.6%	58.1%

*
During the second quarter of 2017, CenturyLink determined that certain of its legacy services, specifically its dark fiber network leasing, are more closely aligned with CenturyLink's strategic services than with its legacy services. As a result, CenturyLink now reflects these operating revenues as strategic services, and CenturyLink has reclassified certain prior period amounts to conform to this change. The revision resulted in an increase of revenue from strategic services and a corresponding decrease in revenue from legacy services of $12 million and $24 million for the three and six months ended June 30, 2016, respectively.

In January 2017, CenturyLink implemented a new organizational structure designed to further strengthen its ability to attain its operational, strategic and financial goals. Prior to this reorganization, CenturyLink operated and reported as two segments, business and consumer. As a result of this reorganization, CenturyLink reassigned its information technology, managed hosting, cloud hosting and hosting area network services from its former business segment to a new non-reportable operating segment. In addition, CenturyLink changed the name of the predecessor business segment to enterprise segment. CenturyLink's now has the following two reportable segments: enterprise and consumer.

CenturyLink, Inc.
REVENUES
(UNAUDITED)
(Dollars in millions)

		Three months ended		Six months ended
		June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Strategic services *
	Enterprise high-bandwidth data services (1)	$760	753	1,529	1,491
	Other enterprise strategic services (2)	225	328	553	655
	IT and managed services (3)	162	161	314	323
	Consumer broadband services (4)	661	682	1,322	1,349
	Other consumer strategic services (5)	107	118	210	225
	Total strategic services revenues	1,915	2,042	3,928	4,043

Legacy services *
	Enterprise voice services (6)	558	611	1,131	1,233
	Enterprise low-bandwidth data services (7)	302	352	616	717
	Other enterprise legacy services (8)	247	269	502	544
	Consumer voice services (6)	562	615	1,137	1,249
	Other consumer legacy services (9)	71	79	144	159
	Total legacy services revenues	1,740	1,926	3,530	3,902

Data integration
	Enterprise data integration	123	122	240	237
	IT and managed services data integration	9	1	10	1
	Consumer data integration	1	—	1	1
	Total data integration revenues	133	123	251	239

Other revenues
	High-cost support revenue (10)	168	173	336	347
	Other revenue (11)	134	134	254	268
	Total other revenues	302	307	590	615

Total revenues		$4,090	4,398	8,299	8,799

(1)	Includes MPLS and Ethernet revenue
(2)	Includes primarily colocation, broadband, VOIP, video and fiber lease revenue
(3)	Includes primarily IT services, managed hosting, cloud hosting and hosting area network revenue
(4)	Includes broadband and related services revenue
(5)	Includes video and other revenue
(6)	Includes local and long-distance voice revenue
(7)	Includes private line (including special access) revenue
(8)	Includes UNEs, public access, switched access and other ancillary revenue
(9)	Includes other ancillary revenue
(10)	Includes CAF Phase 1, CAF Phase 2 and federal and state USF support revenue
(11)	Includes USF surcharges
*
During the second quarter of 2017, CenturyLink determined that certain of its legacy services, specifically its dark fiber network leasing, are more closely aligned with CenturyLink's strategic services than with its legacy services. As a result, CenturyLink now reflects these operating revenues as strategic services, and CenturyLink has reclassified certain prior period amounts to conform to this change. The revision resulted in an increase of revenue from strategic services and a corresponding decrease in revenue from legacy services of $12 million and $24 million for the three and six months ended June 30, 2016, respectively.

CenturyLink, Inc.
OPERATING METRICS
(UNAUDITED)

	As of	As of	As of
	June 30, 2017	March 31, 2017	June 30, 2016

	(In thousands)
Operating Metrics
Broadband subscribers	5,868	5,945	5,990
Access lines	10,733	10,945	11,413

CenturyLink's methodology for counting broadband subscribers and access lines may not be comparable to those of other companies.